                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material under Rule 14a-12

                       KANSAS CITY POWER & LIGHT COMPANY
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                        [KANSAS CITY POWER & LIGHT LOGO]

                       KANSAS CITY POWER & LIGHT COMPANY
                                  1201 WALNUT
                          KANSAS CITY, MISSOURI 64106

                                                                  March 22, 2001

Dear Shareholder:

     We are pleased to invite you to the Annual Meeting of Shareholders of Kansas City Power & Light Company. This meeting will be held at 10:00 a.m. (Central Daylight Time) on Tuesday, May 1, 2001, at The Gem Theater at 1615 East 18th Street, Kansas City, Missouri. Parking is available near The Gem Theater. At this meeting, you will be asked to elect ten directors and to ratify and approve the appointment of independent accountants for 2001.

     We hope you and your guest will be able to attend the meeting. Refreshments will be available starting at 9:00 a.m.

                                          Sincerely,

                                          /s/ Drue Jennings

                                          Drue Jennings
                                          Chairman of the Board

                        [KANSAS CITY POWER & LIGHT LOGO]

                       KANSAS CITY POWER & LIGHT COMPANY
                                  1201 Walnut
                          Kansas City, Missouri 64106

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

               Date:        Tuesday, May 1, 2001
               Time:        10:00 a.m. (Central Daylight Time)
               Place:       The Gem Theater
                            1615 East 18th Street
                            Kansas City, Missouri

     The purposes of the Annual Meeting are to:

               1.     Elect ten directors; and

               2.     Ratify the appointment of independent accountants.

     Shareholders of record as of the close of business on March 12, 2001, are eligible to vote at this meeting.

--------------------------------------------------------------------------------

    THE GEM THEATER IS ACCESSIBLE TO ALL SHAREHOLDERS. SHAREHOLDERS WITH SPECIAL ASSISTANCE NEEDS SHOULD CONTACT THE CORPORATE SECRETARY, KANSAS CITY POWER & LIGHT COMPANY, 1201 WALNUT, KANSAS CITY, MISSOURI 64106-2124, NO LATER THAN FRIDAY, APRIL 27, 2001.

--------------------------------------------------------------------------------

                                PROXY STATEMENT

     This proxy statement and accompanying proxy card are being mailed, beginning March 22, 2001, to owners of common shares of Kansas City Power & Light Company ("KCPL") stock for the solicitation of proxies by the KCPL Board of Directors ("Board") for the 2001 Annual Meeting of Shareholders. The Board encourages you to read this document carefully and take this opportunity to vote on the matters to be decided at the Annual Meeting.

--------------------------------------------------------------------------------

                                    CONTENTS

                                                                Page
                                                                ----
Voting Procedures...........................................       1
Corporate Governance........................................       2
Election of Directors (Item 1 on Proxy Card)................       4
  Security Ownership of Directors and Officers..............       6
  Compensation Committee Report on Executive Compensation...       7
  Stock Performance Graph...................................       9
  Executive Compensation....................................      10
  Aggregated Option/SAR Exercises In the Last Fiscal Year
     and Fiscal Year-End Option/SAR Values..................      11
  KCPL Pension Plans........................................      11
  KCPL Severance Agreements.................................      12
  KLT Inc. Plans and Agreements.............................      13
  Certain Relationships and Related Transactions............      15
Ratification of Appointment of Independent Accountants (Item
  2 on Proxy Card)..........................................      15
  Audit Committee Report....................................      16
Submission of Shareholder Proposals and Director
  Nominations...............................................      17
Other Business..............................................      19
Appendix A..................................................      20

                       Kansas City Power & Light Company
                                  1201 Walnut
                        Kansas City, Missouri 64106-2124

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                                        i

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                               VOTING PROCEDURES

     YOUR VOTE IS VERY IMPORTANT. Your shares can only be voted at the Annual Meeting if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to assure that your shares will be represented. You may revoke your proxy at any time by:

     - written notice to the Corporate Secretary;
     - submission of a proxy bearing a later date; or
     - casting a ballot during the Annual Meeting proceedings.

Properly executed proxies received by the Corporate Secretary before the close of voting at the Annual Meeting will be voted according to the directions provided. If a proxy is returned without shareholder directions, the shares will be voted as recommended by the Board.

     WHO CAN VOTE? Shareholders who own shares of KCPL's common stock as of the close of business on March 12, 2001, are entitled to vote at the meeting or any postponements or adjournments. On that day, approximately 61,856,069 shares of common stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting.

     Cumulative voting is allowed with respect to the election of directors. This means each shareholder has a total vote equal to the number of shares they own multiplied by the number of directors to be elected. These votes may be divided among all nominees equally or may be voted for one or more of the nominees either in equal or unequal amounts. If votes for a certain director nominee are withheld, those votes will be distributed equally among the remaining director nominees. Withholding authority to vote for all director nominees has the same effect as abstaining from voting for any director nominee. If no instructions are given, the shares will be voted equally for the election of all directors. The ten nominees with the highest number of votes will be elected.

     HOW DO I VOTE? Other than by attending the Annual Meeting and voting in person, there are three ways registered shareholders may vote their shares:

                                  - By Mail
                                  - By Telephone
                                  - By Internet

TO VOTE BY MAIL, simply mark, sign and date the proxy card and return it in the postage-paid envelope provided. TO VOTE BY TELEPHONE OR INTERNET, 24 hours a day, 7 days a week, refer to the enclosed proxy card for voting instructions. If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing how to vote your shares. If you are an employee participating in KCPL's Employee Savings Plus Plan, you will receive separate instructions from the Plan's Trustee, UMB Bank, n.a., describing how to vote your shares.

     WHAT SHARES ARE INCLUDED IN THE PROXY CARD? The proxy card represents all the shares registered to your account including all shares held in your KCPL Dividend Reinvestment and Direct Stock Purchase Plan account.

     HOW ARE VOTES COUNTED? The Annual Meeting will be held if a quorum, consisting of a majority of outstanding shares of common stock entitled to vote, is represented. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached.

     IS MY VOTE CONFIDENTIAL? KCPL has a policy of voting confidentiality. Proxies, ballots and voting tabulations are available for examination only by the independent Inspector of Election and Tabulators. Your vote will not be disclosed to the Board or management of KCPL except as may be required by law and in other limited circumstances.

     WHO IS THE PROXY SOLICITOR? Morrow & Co., Inc., 445 Park Avenue, New York, New York 10022, has been retained by KCPL to assist in the distribution of proxy materials and solicitation of votes for a fee of $8,500 plus reimbursement of out-of-pocket expenses.

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                              CORPORATE GOVERNANCE

     KCPL's business, property and affairs are managed under the direction of the Board. This is in accordance with Missouri General Corporation Law and KCPL's Restated Articles of Incorporation and By-Laws. Although directors are not involved in the day-to-day operating details, they are kept informed of KCPL's business through written reports and documents regularly provided to them. In addition, directors receive operating, financial and other reports presented by the Chairman and other officers of KCPL at Board and committee meetings.

     MEETINGS OF THE BOARD. The Board held eight meetings in 2000. Each of the incumbent directors attended at least 75% of the Board and committee meetings to which he or she was assigned, with the exception of Mr. W. Thomas Grant II who attended 67%.

     COMMITTEES OF THE BOARD. The Board's four standing committees are described below. Directors' committee memberships are included in their biographical information beginning on page 4.

          EXECUTIVE COMMITTEE -- exercises the full power and authority of the Board to the extent permitted by Missouri law. The committee generally meets when action is necessary between scheduled Board meetings. The committee did not meet in 2000.

          AUDIT COMMITTEE -- oversees the auditing, accounting and financial reporting of KCPL by:

          - monitoring the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;
          - monitoring the independence and performance of the Company's independent auditors and internal auditing department; and
          - providing an avenue of communication among the independent auditor management, the internal auditing department, and the Board.

     The committee met five times in 2000.

          COMPENSATION COMMITTEE -- is responsible for the management of human resources activities of KCPL including:

          - determining the amounts and forms of senior management compensation;
          - administering KCPL's incentive plans for senior officers; and
          - recommending compensation to be paid to Board members.

     The committee met five times in 2000.

          GOVERNANCE COMMITTEE -- reviews and assists the Board with all corporate governance matters including:

          - effectiveness of the Company and its subsidiaries in meeting overall objectives and goals of the organization;
          - adoption of governance policies and principles for the Company and its subsidiaries;
          - selection of nominees to the Board; and
          - management succession planning.

     The committee met once in 2000.

     DIRECTOR COMPENSATION. Compensation is paid to non-employee members of the Board. An annual retainer of $24,000 was paid in 2000 ($9,000 of which was used to acquire shares of KCPL Common Stock through KCPL's Dividend Reinvestment and Direct Stock Purchase Plan on behalf of each non-employee member of the Board). An additional retainer of $3,000 was paid to those non-employee directors serving as Chair of a committee. Attendance fees of $1,000 for each Board meeting and $1,000 for each committee meeting attended were also paid in 2000. Directors may defer the receipt of all or part of the cash retainers and meeting fees.

     KCPL also provides life and medical insurance coverage for each non-employee member of the Board. The total premiums paid by KCPL for this coverage for all participating non-employee directors in 2000 was $16,519.00.

--------------------------------------------------------------------------------

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                             ELECTION OF DIRECTORS
                              ITEM 1 ON PROXY CARD

     The Board will consist of ten members. The ten nominees named below have been recommended to the Board by the Governance Committee to serve as directors until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Each nominee has consented to stand for election, and the Board does not anticipate any nominee will be unavailable to serve. In the event that one or more of the director nominees should become unavailable to serve at the time of the Annual Meeting, shares represented by proxy may be voted for the election of a nominee to be designated by the Board. All directors elected or appointed during 2000 are listed below as nominees with the exception of Robert
J. Dineen, who retired in November 2000; Luis A. Jimenez, a new nominee; and A. Drue Jennings, who is retiring after approximately 26 years of service with the Company, 14 of which he served on the Board. Proxies cannot be voted for a greater number of persons than ten.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED NOMINEES.

Nominees for Directors
BERNARD J. BEAUDOIN                                          Director since 1999
Mr. Beaudoin, 60, is President and Chief Executive Officer of KCPL. He was Executive Vice President and Chief Financial Officer from 1996-1998. He is a member of the Board of Trustees of the University of Kansas City. Mr. Beaudoin served as a member of the Executive Committee during 2000.

DAVID L. BODDE                                               Director since 1994
Dr. Bodde, 58, holds the Charles N. Kimball Chair in Technology and Innovation at the Bloch School of Business, University of Missouri-Kansas City. He also serves on the Board of Trustees of The Commerce Funds. Dr. Bodde served as a director of KLT Inc., a wholly owned subsidiary of KCPL and as a member of the Audit and Governance Committees during 2000.

WILLIAM H. CLARK                                             Director since 1983
Mr. Clark, 69, is Chief Executive Officer and Past President of The Urban League of Greater Kansas City, a community service agency which focuses on intergroup relations and human services. He serves on the board of Health Midwest. Mr. Clark served as a member of the Executive and Governance Committees during 2000.

MARK A. ERNST                                                Director since 2000
Mr. Ernst, 42, is President and Chief Executive Officer of H & R Block, a provider of tax preparation, investment, mortgage and accounting services. He joined H&R Block in 1998 as Executive Vice President and Chief Operating Officer. Previously, Mr. Ernst was Senior Vice President with American Express. He serves on the board of H & R Block. Mr. Ernst served on the Audit Committee during 2000.

W. THOMAS GRANT II                                           Director since 1989
Mr. Grant, 50, is Chairman of the Board, President and Chief Executive Officer of LabOne Inc., a centralized laboratory that markets clinical, substance abuse and insurance laboratory services nationwide. He serves on the boards of Business Men's Assurance Company of America, Response Oncology, Inc., Commerce Bancshares, Inc. and AMC, Inc. Mr. Grant served as a member of the Compensation and Governance Committees during 2000.

WILLIAM K. HALL                                              Director since 2000
Mr. Hall, 57, is Chairman and Chief Executive Officer of Procyon Technologies Inc., a Chicago-based holding company with investments in the aerospace and defense industries. He was previously President and Chief Executive Officer of Falcon Building Products, Inc. Mr. Hall serves on the boards of A. M. Castle & Co., and Gen Corp. Mr. Hall served on the Governance Committee during 2000.

LUIS A. JIMENEZ
Mr. Jimenez, 56, is Vice President Global Growth and Futures Strategy with Pitney Bowes, a Fortune 300 provider of messaging solutions, office products and financial services. Prior to that, he was Vice President and Practice Leader, Telecommunications and Media, Latin America for Arthur D. Little, Inc., an international management consulting firm.

WILLIAM C. NELSON                                            Director since 2000
Mr. Nelson, 63, is Chairman of George K. Baum Asset Management, a money management company. He is also the retired Chairman of Bank of America Midwest. He serves on the board of DST Systems. Mr. Nelson served on the Compensation Committee during 2000.

LINDA HOOD TALBOTT                                           Director since 1983
Dr. Talbott, 60, is President of Talbott & Associates, international consultants in strategic planning, philanthropic management, and development to foundations, corporations, and the nonprofit sector. She is Chairman of the Center for Philanthropic Leadership; and Adjunct Professor in the School of Graduate Studies at the University of Missouri-Kansas City. Dr. Talbott served as a member of the Audit Committee during 2000.

ROBERT H. WEST                                               Director since 1980
Mr. West, 62, is the retired Chairman of the Board of Butler Manufacturing Company, a supplier of non-residential building systems, specialty components, and construction services. He serves on the boards of Burlington Northern Santa Fe Corporation, Commerce Bancshares, Inc., and Astec Industries, Inc. Mr. West served as a member of the Audit and Compensation Committees during 2000.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table shows beneficial ownership of KCPL's Common Stock as of January 31, 2001 (except as noted below) by the named executive officers, directors and all directors and officers as a group. The total of all combined shares represents less than one percent of the outstanding shares of KCPL's Common Stock. Management of KCPL has no knowledge of any person (as defined by the Securities and Exchange Commission) who owns beneficially more than 5% of KCPL Common Stock.

                                                                    Shares of
                                                                   Common Stock
                                                                   Beneficially
                  Name of Beneficial Owner                            Owned
                  ------------------------                         ------------
NAMED EXECUTIVE OFFICERS
     A. Drue Jennings                                                 26,349(1)
     Bernard J. Beaudoin                                               4,578(1)
     Marcus Jackson                                                    5,229(1)
     Ronald G. Wasson                                                  5,819(1)
     Gregory J. Orman                                                 10,000(2)

OTHER DIRECTORS
     David L. Bodde                                                    4,402(3)
     William H. Clark                                                  2,780
     Mark A. Ernst                                                       678
     W. Thomas Grant II                                                2,358
     William K. Hall                                                   4,791
     Luis A. Jimenez                                                       0
     William C. Nelson                                                   489
     Linda Hood Talbott                                                5,778
     Robert H. West                                                    4,050(4)
     ------------------------

ALL OFFICERS AND DIRECTORS AS A GROUP                                201,357(1)(5)
(27 persons)

----------------------------

(1) Includes shares held in the KCPL's Employee Savings Plus Plan.
(2) Shares acquired in March 2001.
(3) The nominee disclaims beneficial ownership of 1,000 shares reported and held by nominee's mother.
(4) The nominee disclaims beneficial ownership of 1,000 shares reported and held by nominee's wife.
(5) Includes 82,500 exercisable non-qualified stock options granted under the Long-Term Incentive Plan.

--------------------------------------------------------------------------------

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                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     KCPL EXECUTIVE COMPENSATION

     The Compensation Committee of the Board is composed of three independent directors. The Compensation Committee establishes and administers the policies and plans that govern compensation for the executive officers of KCPL. The Compensation Committee's recommendations are subject to approval by non-employee members of the Board. The Compensation Committee has not adopted a policy concerning the Internal Revenue Service's rules on the deductibility of compensation in excess of $1,000,000.

     Executive compensation for KCPL's executive officers in 2000 included base salary and incentive pay. The package was designed to attract and keep talented, key executives critical to KCPL's long-term success in a deregulated market and to support a performance-oriented environment. Base salaries in 2000 were established on the basis of:

     - job responsibilities and complexity;
     - individual performance under established guidelines; and
     - competitiveness for comparable positions in companies of similar size within the industry.

The Compensation Committee also compared total executive compensation packages with several national compensation surveys including data prepared by the Edison Electric Institute ("EEI").

     The KCPL Long- and Short-Term Incentive Compensation Plan (the "Incentive Plan") for executive officers based on Economic Value Added (EVA(R))(1) was designed to align the interests of management with shareholders. If shareholder value was increased by the amount of the annual EVA(R) goal, bonuses were paid at a target level that varies to reflect a participant's level of responsibility. A minimum level of EVA(R) improvement had to be achieved before any bonus was awarded. EVA(R) improvement above the annual goal resulted in payouts above the target level, and EVA(R) improvement below the minimum level resulted in a negative bonus. A bonus bank was established for each participant. One half of each positive bonus was deposited in the bank. The remaining one-half of any positive bonus was paid in cash. Any negative bonus was also deposited in the bank. When the bonus bank balance was positive, one-half of the amount of the bonus bank balance was also paid to the participant. For 2000, the EVA(R) goal was exceeded and bonuses were earned in the amounts set forth in the compensation tables. This Incentive Plan was terminated at the end of 2000. Any remaining balances in the bonus bank were also paid to participants.

---------------

(1)EVA(R) is a registered trademark of Stern Stewart & Co. in the United States of America, France, the United Kingdom, Canada, Australia and Mexico.

          CHIEF EXECUTIVE OFFICER

     In determining the base salary for A. Drue Jennings, the Chief Executive Officer of KCPL in 2000, the Compensation Committee considered:

     - financial performance of KCPL;
     - cost and quality of services provided;
     - leadership in enhancing the long-term value of KCPL; and
     - relevant salary data including information supplied by the EEI.

     Incentive awards to Mr. Jennings under the KCPL Long- and Short-Term Incentive Plan are determined in the same manner as the other executive officers.

     KLT INC. CHIEF EXECUTIVE OFFICER COMPENSATION

     The base salary for Gregory J. Orman in 2000 was set by the KLT Inc. board of directors pursuant to an Employment Agreement and reviewed by this Compensation Committee. The KLT Incentive Plan awards for employees and directors are based on value created as described in the KLT Inc. Plans and Agreements, Long-Term Incentive Plan on pages 13-14. The sale of a number of gas properties by KLT Inc. during 2000 created substantial value for the organization resulting in an award for Mr. Orman as set forth in the compensation tables.
                                          COMPENSATION COMMITTEE
                                               Robert H. West
                                               W. Thomas Grant II
                                               William C. Nelson

--------------------------------------------------------------------------------

                            STOCK PERFORMANCE GRAPH
               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS*
                       KCPL, S&P 500 INDEX, AND EEI INDEX
[STOCK PERFORMANCE GRAPH]

                                                          KCPL                       S&P 500                    EEI INDEX
                                                          ----                       -------                    ---------
1995                                                     100.00                      100.00                      100.00
1996                                                     115.10                      122.96                      101.20
1997                                                     126.24                      163.98                      128.90
1998                                                     133.54                      210.84                      146.80
1999                                                     106.50                      255.21                      119.50
2000                                                     141.05                      231.97                      176.82

                         FISCAL YEARS ENDED DECEMBER 31

*Total return assumes reinvestment of dividends.

Assumes $100 invested on December 31, 1995 in KCPL common Stock, S&P 500 Index, and EEI Index

--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

     The following tables contain compensation data for the Chief Executive Officer and the four other highest compensated executive officers.

SUMMARY COMPENSATION TABLE

                                                                     Long-Term
                                                    Annual          Compensation
                                                 Compensation       ------------
                                              ------------------        LTIP         All Other
             Name and                         Salary      Bonus       Payouts       Compensation
        Principal Position            Year      ($)        ($)          ($)            ($)(1)
        ------------------            ----    -------    -------    ------------    ------------
A. Drue Jennings                      2000    500,000    263,968             0         75,568
Chairman of the Board                 1999    475,000          0             0         67,867
                                      1998    450,000    169,093             0         62,756

Bernard J. Beaudoin                   2000    325,000    162,535             0         33,174
President and Chief                   1999    290,000          0             0         20,894
Executive Officer                     1998    215,000     72,614             0         20,195

Marcus Jackson                        2000    250,000    121,658             0         20,043
Executive Vice President-             1999    235,000          0             0         18,815
KCPL and President-KCPL Power         1998    220,000     76,163             0         17,633

Ronald G. Wasson                      2000    230,000    207,000             0         33,261
Executive Vice President-             1999    220,000          0             0         25,657
KCPL and Chairman of the              1998    208,000     29,501             0         24,185
Board-KLT Inc.

Gregory J. Orman(2)                   2000    115,428          0     1,712,174          2,839
President and Chief
Executive Officer-KLT Inc.

-------------------------

(1) For 2000, amounts include:
     - FLEX DOLLARS UNDER THE FLEXIBLE BENEFITS PLAN: Jennings - $16,906; Beaudoin - $15,514; Jackson - $11,773; and Wasson - $17,107.
     - DEFERRED FLEX DOLLARS: Jennings - $23,563; Beaudoin - $9,600;
       Jackson - $2,901; and Wasson - $2,197.
     - ABOVE-MARKET INTEREST PAID ON DEFERRED COMPENSATION: Jennings - $20,112; Beaudoin - $2,767; Jackson - $100; and Wasson - $7,057.
     - KCPL CONTRIBUTION UNDER THE KCPL EMPLOYEE SAVINGS PLUS
       PLAN: Jennings - $5,087; Beaudoin - $5,293; Jackson - $5,269; and
       Wasson - $5,100.
     - CONTRIBUTION TO DEFERRED COMPENSATION PLAN: Jennings - $9,900; and Wasson - $1,800.
     - KLT INC. CONTRIBUTION UNDER THE KLT INC. 401-k PLAN: Orman - $2,839.

(2) Mr. Orman was employed as President and Chief Executive Officer-KLT Inc. effective January 12, 2000. The amount reported in the LTIP Payout column represents payments under the Long-Term Incentive Plan described under KLT Inc. Plans and Agreements on pages 13-14.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                                    Value of Unexercised
                              Shares                  Number of Unexercised             In-the-Money
                             Acquired                Options/SARs at Fiscal        Options/SARs at Fiscal
                                on       Value            Year End (#)                  Year End ($)
                             Exercise   Realized   ---------------------------   ---------------------------
           Name               (#)(1)     ($)(1)    Exercisable   Unexercisable   Exercisable   Unexercisable
           ----              --------   --------   -----------   -------------   -----------   -------------
Marcus Jackson (2)            7,862      55,149         0              0              0              0

-------------------------
(1) Includes dividends that accrued on options and were reinvested.

(2) Exercised remaining options and accrued dividend shares in January 2001.

--------------------------------------------------------------------------------

                               KCPL PENSION PLANS

     KCPL has a non-contributory pension plan (the "KCPL Pension Plan") for its management employees, including executive officers of KCPL, but excluding officers of KLT Inc., providing for benefits upon retirement, normally at age
65. In addition, an unfunded deferred compensation plan provides a supplemental retirement benefit for executive officers. The following table shows examples of single life option pension benefits (including unfunded supplemental retirement benefits) payable upon retirement at age 65 to the named executive officers:

                                                            Annual Pension for
      Average Annual Base                               Years of Service Indicated
      Salary for Highest                ----------------------------------------------------------
           36 Months                      15              20              25            30 or more
-------------------------------         -------         -------         -------         ----------
            200,000                      60,000          80,000         100,000          120,000
            250,000                      75,000         100,000         125,000          150,000
            300,000                      90,000         120,000         150,000          180,000
            350,000                     105,000         140,000         175,000          210,000
            400,000                     120,000         160,000         200,000          240,000
            450,000                     135,000         180,000         225,000          270,000
            500,000                     150,000         200,000         250,000          300,000
            550,000                     165,000         220,000         275,000          330,000
            600,000                     180,000         240,000         300,000          360,000

     Each eligible employee with 30 or more years of credited service, or whose age and years of service add up to 85, is entitled to a total monthly annuity equal to 50% of their average base monthly salary for the period of 36 consecutive months in which their earnings were highest. The monthly annuity will be proportionately reduced if their years of credited service are less than
30. The compensation covered by the KCPL Pension Plan -- base monthly salary -- excludes any bonuses and other compensation. The KCPL Pension Plan provides that pension amounts are not reduced by Social Security benefits. The estimated credited years of service for the named executive officers in the Summary Compensation table are as follows:

                                     Credited
                                     Years of
          Officer                    Service
          -------                    --------
Jennings                                26
Beaudoin                                20
Jackson                                 23
Wasson                                  31

     Eligibility for supplemental retirement benefits is limited to officers selected by the Compensation Committee of the Board; all the named executive officers are participants with the exception of Mr. Orman. The annual target retirement benefit payable at the normal retirement date is equal to 2% of highest average earnings, as defined, for each year of credited service up to 30 (maximum of 60% of highest average earnings). The actual retirement benefit paid equals the target retirement benefit less retirement benefits payable under the management pension plan. A liability accrues each year to cover the estimated cost of future supplemental benefits.

     The Internal Revenue Code imposes certain limitations on pensions that may be paid under tax qualified pension plans. In addition to the supplemental retirement benefits, the amount by which pension benefits exceed the limitations will be paid outside the qualified plan and accounted for by KCPL as an operating expense.

--------------------------------------------------------------------------------

                           KCPL SEVERANCE AGREEMENTS

     KCPL has entered into severance agreements ("KCPL Severance Agreements") with certain of its senior executive officers, including the named executives, excluding Mr. Orman, to ensure their continued service and dedication to KCPL and their objectivity in considering on behalf of KCPL any transaction which would change the control of KCPL. Under the KCPL Severance Agreements, a senior executive officer would be entitled to receive a lump-sum cash payment and certain insurance benefits during the three-year period after a Change in Control, (or, if later, the three-year period following the consummation of a transaction approved by KCPL's shareholders constituting a Change in Control) if the officer's employment was terminated by:

     - KCPL other than for cause or upon death or disability;
     - the senior executive officer for "Good Reason" (as defined in the KCPL Severance Agreements); and
     - the senior executive officer for any reason during a 30-day period commencing one year after the Change in Control or, if later, commencing one year following consummation of a transaction approved by KCPL's shareholders constituting a change in control (a "Qualifying Termination").

     A Change in Control is defined as:

     - an acquisition by a person or group of 20% or more of the KCPL Common Stock (other than an acquisition from or by KCPL or by a KCPL benefit plan);
     - a change in a majority of the Board; and

     - approval by the shareholders of a reorganization, merger or consolidation (unless shareholders receive 60% or more of the stock of the surviving company) or a liquidation, dissolution or sale of substantially all of KCPL's assets.

     Upon a Qualifying Termination, KCPL must make a lump-sum cash payment to the senior executive officers of:

     - the officer's base salary through the date of termination;
     - a pro-rated bonus based upon the average of the bonuses paid to the officer for the last five fiscal years;
     - any accrued vacation pay;
     - three times the officer's highest base salary during the prior 12 months;
     - three times the average of the bonuses paid to the officer for the last five fiscal years;
     - the actuarial equivalent of the excess of the officer's accrued pension benefits including supplemental retirement benefits computed without reduction for early retirement and including three additional years of benefit accrual service, over the officer's vested accrued pension benefits; and
     - the value of any unvested KCPL contributions for the benefit of the officer under the KCPL Employee Savings Plus Plan.

     In addition, KCPL must offer health, disability and life insurance plan coverage to the officer and his dependents on the same terms and conditions that existed immediately prior to the Qualifying Termination for three years, or, if earlier, until the senior executive officer is covered by equivalent plan benefits. KCPL must make certain "gross-up" payments regarding tax obligations relating to payments under the KCPL Severance Agreements as well as provide reimbursement of certain expenses relating to possible disputes that might arise.

     Payments and other benefits under the KCPL Severance Agreements are in addition to balances due under the KCPL Long- and Short-Term Incentive Plan. Upon a Change in Control (as defined in the KCPL Long-Term Incentive Plan), all stock options granted in tandem with limited stock appreciation rights will be automatically exercised.

--------------------------------------------------------------------------------

                         KLT INC. PLANS AND AGREEMENTS

GREGORY J. ORMAN EMPLOYMENT AGREEMENT

     KLT Inc., a wholly-owned subsidiary of KCPL, which pursues unregulated business ventures, entered into an employment agreement during 2000 with Gregory
J. Orman providing for an initial three-year term of employment subject to one-year renewals unless appropriate termination notice is given by one of the parties. Under the agreement, Mr. Orman is entitled to salary, benefits and certain payments under the KLT Inc. Incentive Compensation Plan.

LONG-TERM INCENTIVE PLAN

     KLT Inc. adopted an Incentive Plan in 2000 designed by the disinterested members of the Compensation Committee of KLT Inc.'s board of directors. The Incentive Plan was designed to provide incentive compensation to participants with respect to the increase in value of KLT Inc.'s equity investments in affiliated entities in which KLT Inc.'s employees have a management or director role. The aggregate amount available to be distributed to participants under the Incentive Plan (i.e. the "pool") is 20% of the difference between:

     - the amount realized on each investment; and
     - the baseline value established for that investment, plus a 10% annual pre-tax return on the baseline value.

If this difference is negative, then the pool is reduced by 20% of this difference. If the annual return on a KLT Inc. investment exceeds 100%, the pool is increased by an amount equal to 10% of the portion of the return that is in excess of 100%.

--------------------------------------------------------------------------------

                              Long-Term Incentive Plan-Awards in Last Fiscal year
---------------------------------------------------------------------------------------------------------------
                                                                                 Estimated Future Payouts
                                                                               Under Non-Stock Price-Based
                                                                                          Plans
                                                    Performance or         ------------------------------------
                               Number of          Other Period Until
                             Shares, Units          Maturation or
        Name                or Other Rights             Payout             Threshold       Target       Maximum
---------------------------------------------------------------------------------------------------------------
Gregory J. Orman                 30%(1)                   (2)                 (3)            (4)          (5)
---------------------------------------------------------------------------------------------------------------

(1) An account is maintained for each participant showing the grant of awards under the Incentive Plan, which represents a percentage participation in the pool, or a specific allocation of an amount realized on an investment. Adjustments to amounts allocated to these accounts can be positive or negative based on the calculation described in the text preceding the above table.

(2) Fifty percent of the positive year-end amount in each participant's account is paid within 15 days of the end of that year, net of withholding taxes. If an investment is not the subject of an actual realization event within three years of the later of the adoption of the Incentive Plan or KLT Inc.'s initial capital investment in it, then a realization event will be deemed to have occurred and any increase in value will be measured by methodology established by the KLT Inc. board of directors. In any event, the Incentive Plan terminates on December 31, 2004, and all amounts remaining in the participant accounts are paid within 15 days of that termination.

(3) The Incentive Plan does not provide for a minimum amount payable for a certain level of performance. No distributions, however, are permitted under the Plan until the aggregate amount realized is at least $200,000,000.

(4) There is no specified performance target under the Incentive Plan. As explained in the text preceding the table, the amount payable to Mr. Orman can be increased or decreased based on the extent to which the value gained or lost upon realization of the investments subject to the Incentive Plan exceeds the applicable baseline value, plus a 10% annual pre-tax return on that baseline value.

(5) The Incentive Plan does not provide for a maximum payout.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On September 30, 2000, KLT Energy Services, a direct wholly-owned subsidiary of KLT Inc., exercised an option to purchase 1,411,765 shares of Bracknell stock owned by Reardon Capital LLC at an exercise price of $4.25 per share. On the date of exercise, Bracknell's shares were trading on the Toronto Stock Exchange at a price in excess of the exercise price. Reardon had granted the option to KLT Energy Services in connection with the acquisition by Bracknell Corporation of the stock of Nationwide Electric Inc. owned by Reardon and KLT Energy Services. Gregory J. Orman, the President and Chief Executive Officer of KLT Inc., which is a wholly-owned subsidiary of KCPL, owns 55% of the membership interests of Reardon. Mr. Orman abstained from the decision by the KLT Inc. board of directors to authorize the exercise of the option by KLT Energy Services.

--------------------------------------------------------------------------------

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                              ITEM 2 ON PROXY CARD

     Subject to shareholder ratification, the Board, at the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP, who served as independent accountants during 2000, as independent accountants to audit the financial statements of KCPL for the fiscal year 2001. Ratification requires the affirmative vote of a majority of eligible and voted shares present, in person or by proxy, at the Annual Meeting. If this appointment is not ratified by shareholders, the Board will reconsider the selection of independent accountants.

     One or more representatives of PricewaterhouseCoopers LLP are expected to be at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             AUDIT COMMITTEE REPORT

     The Audit Committee is comprised of four independent directors. The Audit Committee has adopted a formal written charter, which is attached as Appendix A.

     In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done, among other things, the following:

     - reviewed and discussed the audited financial statements with management;
     - discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61;
     - discussed with PricewaterhouseCoopers LLP the auditors' independence from management and the Company, including the matters in the auditors' written disclosures required by Independence Standards Board Standard No. 1; and
     - considered whether the non-audit services in the categories below were compatible with maintaining the principal accountant's independence.

          - AUDIT FEES -- $359,773 aggregate fees for professional services rendered for the 2000 audit and review of the financial statements included in KCPL's quarterly reports on Form 10-Q for 2000.

          - FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES -- $0

          - ALL OTHER FEES -- $267,753 aggregate fees in 2000 for services other than services covered in subsections above.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                               Linda H. Talbott
                                               David L. Bodde
                                               Mark A. Ernst
                                               Robert H. West

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                    SUBMISSION OF SHAREHOLDER PROPOSALS AND
                              DIRECTOR NOMINATIONS

     SHAREHOLDER PROPOSALS

     Shareholders wishing to have a proposal included in the proxy statement for the Annual Meeting in 2002 must submit a written proposal to the Corporate Secretary by November 23, 2001. Securities and Exchange Commission rules set standards for shareholder proposal requirements to be included in a proxy statement.

     If a shareholder intends to bring a matter before a shareholder meeting, other than by submitting a proposal for inclusion in KCPL's proxy statement for that meeting, KCPL's By-Laws require the shareholder to give KCPL notice at least 60 days, but no more than 90 days, prior to the date of the shareholder meeting. If KCPL gives shareholders less than 70 days' notice of a shareholder meeting date, the shareholder's notice must be received by the Corporate Secretary no later than the close of business on the tenth (10) day following the earlier of the date of the mailing of the notice of the meeting or the date in which public disclosure of the meeting date was made.

     To be in proper written form, a shareholder's notice must set forth as to each matter the shareholder proposes to bring before the shareholder meeting:

     - a brief description of the business to be brought before the shareholder meeting and the reasons for conducting the business at the shareholder meeting;

     - the shareholder's name and record address;

     - class or series and number of shares of KCPL stock the shareholder owns beneficially or of record;

     - a description of all arrangements or understandings between the shareholder and any other person or persons (including their names) in connection with the proposal of the business by the shareholder, and any material interest of the shareholder in such business; and

     - the shareholder's representation that they intend to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     DIRECTOR NOMINATIONS

     KCPL's By-Laws also require shareholders wishing to make a director nomination at an annual shareholder meeting give KCPL notice at least 60 days, but no more than 90 days, prior to the date of the shareholder meeting. If KCPL gives shareholders less than 70 days' notice of a shareholder meeting date, the shareholder's notice must be received by the Corporate Secretary no later than the close of business on the tenth (10) day following earlier of the date of mailing of the notice of the meeting or the date on which public disclosure of the meeting was made.

     For a director nominee election to be in proper written form, a shareholder's notice to the Corporate Secretary must include:

     the Shareholder's

          - name and shareholder record; and
          - class or series of KCPL stock and number of shares beneficially held;

                                      and

     the Nominee's

          - name, age, business address and residence address;
          - principal occupation or employment;
          - class or series of KCPL stock and number of shares owned beneficially; and
          - written consent of the nominee to serve as a director, if elected.

     The notice must also provide:

          - a description of all arrangements or understandings between the shareholder and the nominee;
          - a representation that the shareholder intends to appear in person or by proxy at the shareholders' meeting to nominate the nominee; and
          - any other information relating to the shareholder and the nominee that is required to be reported in a proxy statement or other filings as required by Securities and Exchange Commission rules.

     No person shall be eligible for election as a director unless nominated according to procedures in KCPL's By-Laws as described above. Shareholders may request a copy of the By-Laws by contacting the Corporate Secretary, Kansas City Power & Light Company, 1201 Walnut, Kansas City, Missouri 64106-2124.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 OTHER BUSINESS

     KCPL is not aware of any other matters that will be presented for shareholder action at the Annual Meeting. If other matters are properly introduced, the persons named in the accompanying proxy will vote the shares they represent according to their judgment.

                                          By Order of the Board of Directors

                                          [/s/ Jeanie Sell Latz]

                                          Jeanie Sell Latz
                                               Senior Vice President and
                                               Corporate Secretary

Kansas City, Missouri
March 22, 2001

--------------------------------------------------------------------------------

                                                                      APPENDIX A

                       KANSAS CITY POWER & LIGHT COMPANY

                            AUDIT COMMITTEE CHARTER

               (Adopted by the Board of Directors on May 2, 2000)

I.  PURPOSE

     There shall be an Audit Committee whose members shall be appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities.

     The Audit Committee's primary duties and responsibilities are to:

          - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.
          - Monitor the independence and performance of the Company's independent auditors and internal auditing department.
          - Provide an avenue of communication among the independent auditor management, the internal auditing department, and the Board.

     The Audit Committee has the authority to conduct any investigation appropriate in fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  ORGANIZATION

     The Audit Committee shall comply with all requirements on the New York Stock Exchange and shall be composed of three or more directors, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements and at least one member shall have accounting or related financial management expertise. The Audit Committee shall be appointed by the Board on recommendation of the Governance Committee.

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee should meet privately at least once annually with management, the manager of internal auditing, the independent auditors, and as an Audit Committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

III.  DUTIES AND RESPONSIBILITIES

            REVIEW PROCEDURES

           1. Review and reassess the adequacy of this Charter at least annually. Submit any proposed changes to the Board for approval and have the document published in accordance with Securities and Exchange Commission (SEC) regulations.

           2. Review major proposed changes to the Company's auditing and accounting principles and practices as recommended by the independent auditors, internal auditors, management or promulgated by the Financial Accounting Standards Board, the SEC or other regulatory bodies.

           3. Review the Company's annual audited financial statements and management's discussion and analysis prior to filing or distribution. Review should include discussion with management and independent auditors on significant issues regarding accounting principles, practices, and judgments.

           4. In consultation with the management, the independent auditors, and the internal auditors:

              - Consider the integrity of the Company's financial reporting processes and controls including controls over electronic data.
              - Discuss significant risk exposures and the steps management has taken to monitor, control, and report such exposures.
              - Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

           5. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any items required to be communicated by the independent auditors in accordance with SAS 61.

           6. The Committee, or at least a member thereof, should review with management and the independent auditors significant findings from the Company's quarterly financial statements upon the auditors limited review.

           7. Discuss with management any significant accounting accruals, reserves or estimates that impact the financial statements.

          INDEPENDENT AUDITORS

           8. Recommend to the Board annually the appointment of the independent auditors, which firm is ultimately accountable to the Audit Committee and the Board.

           9.  Approve the fees to be paid to the independent auditors.

          10. Review and discuss with the independent auditors on an annual basis a written document setting forth all significant relationships they have with the Company that could impair the independent auditors independence.

          11. Review the independent auditors' audit plan -- discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

          12. Discuss the results of the audit with the independent auditors prior to releasing the year-end earnings. Discuss certain matters required to be communicated to Audit Committees in accordance with AICPA SAS 61.

          13. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

          INTERNAL AUDIT DEPARTMENT AND LEGAL COMPLIANCE

          14. Review and approve annually the internal audit department's audit plan.

          15. Review the appointment, performance, and replacement of the manager of internal audit.

          16.  Review significant internal audit findings and recommendations.

          17. Review with the Company's counsel, on at least an annual basis, any legal matters that could have a significant impact on the organization's financial statements.

          18.  Review with management tax reserves related to open tax years.

          OTHER AUDIT COMMITTEE RESPONSIBILITIES

          19. Annually prepare a report to shareholders as required by the SEC to be included in the Company's annual proxy statement.

          20. Perform any other activities consistent with this Charter, the Company's By-laws, and governing law as the Audit Committee or the Board deems necessary or appropriate.

          21. Maintain minutes of meetings and report to the Board on significant results of the foregoing activities.

          22. Review periodically the Company's Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

          23. Periodically perform self-assessment of the Audit Committee's performance.

          24. Review financial and accounting personnel succession planning within the Company.

          25. Review periodically policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites.

          26. Review annually a summary of directors' and officers' related party transactions and potential conflicts of interest.

          27. Assess periodically in executive session management's effectiveness and the performance of the internal audit department.

[KANSAS CITY POWER & LIGHT LOGO]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       KANSAS CITY POWER & LIGHT COMPANY

                  ANNUAL MEETING OF SHAREHOLDERS, MAY 1, 2001


The undersigned hereby appoints A.D. Jennings, B.J. Beaudoin, and J.S. Latz, and each or any of them, proxies for the undersigned, with power of substitution, to vote the stock of the undersigned at the Annual Meeting of Shareholders on May 1, 2001, and any adjournment or postponement thereof, on the proposed items, and in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY SIGNED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" THE PROPOSALS.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

                           /\ FOLD AND DETACH HERE /\


                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

1. Call toll free 1-888-698-8082 on a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE for this call.

                                       OR

2. Vote by Internet at our Internet Address: http://www.proxyvoting.com/kcpl

                                       OR

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                  PLEASE VOTE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2                                             Please mark
--------------------------------------------------------------------------------------------------         your votes      [X]
1. Election of Directors - Nominees:                                                                       as indicated
                                                                                                           in this example.
01 B.J. Beaudoin    02 D.L. Bodde        03 W.H. Clark
04 M.A. Ernst       05 W.T. Grant II     06 W.K. Hall                                                                     FOR ALL
07 L.A. Jimenez     08 W.C. Neison       09 L.H. Talbott                                            FOR      WITHHOLD     EXCEPT
10. R.H. Weet
                                                                                                    [ ]        [ ]         [ ]

---------------------------------------------------------------------------------------------
Except Nominee(s) written above

2. Appointment of PricewaterhouseCoopers LLP as independent accountants for 2001.


                                                                                                    FOR      AGAINST       ABSTAIN

                                                                                                    [ ]        [ ]           [ ]



                                                                                                   DATE            /           /2001
                                                                                                   ---------------------------------


                                                                                ---------------------------------------------------
                                                                                Signature

                                                                                ----------------------------------------------------
                                                                                Signature, If Jointly Held
                                                                                IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE OR IN OTHER
                                                                                REPRESENTATIVE CAPACITY, PLEASE SIGN NAME AND TITLE

                           /\ FOLD AND DETACH HERE /\

              * INSTRUCTIONS IF VOTING BY TELEPHONE OR INTERNET *

                          QUICK *** EASY *** IMMEDIATE

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

- YOU WILL BE ASKED TO ENTER A CONTROL NUMBER WHICH IS LOCATED IN THE LOWER RIGHT HAND CORNER OF THIS FORM.


--------------------------------------------------------------------------------
OPTION A: To vote as the Board of Directors recommends on ALL proposals:
Press 1.
--------------------------------------------------------------------------------

              When asked, please confirm your vote by Pressing 1.

--------------------------------------------------------------------------------
OPTION B: If you choose to vote on each proposal separately press 0. You will hear these instructions:
--------------------------------------------------------------------------------

     Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.
     TO WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.
     Item 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
     When asked, please confirm your vote by pressing 1.

VOTE BY INTERNET: THE WEB ADDRESS IS WWW.PROXYVOTING.COM/KCPL

         IF YOU VOTE BY PHONE OR INTERNET - DO NOT MAIL THE PROXY CARD
                              THANK YOU FOR VOTING

                                                   =============================

CALL ** TOLL FREE ** ON A TOUCH-TONE TELEPHONE
          1-888-698-8082-ANYTIME

    There is NO CHARGE to you for this call.
                                                          CONTROL NUMBER
                                                   FOR TELEPHONE/INTERNET VOTING
                                                   =============================